Exhibit 99

NOVASTAR FINANCIAL, INC.

MONTHLY LOAN ORIGINATION DATA

(dollars in thousands) (unaudited)

	For the Month Ended May 31,
	2007	As a % of Total	2006	As a % of Total
Non-conforming Production Volume

Wholesale	$155,965	61%	$853,284	86%
Correspondent Bulk	861	0	41,006	4
Retail	99,939	39	93,134	10
Total	$256,765	100%	$987,424	100%

Funding Days in the Month	22		22
Average Originations Per Funding Day	$11,671		$44,883

	For the Five Months Ended May 31,
	2007	As a % of Total	2006	As a % of Total
Non-conforming Production Volume

Wholesale	$1,360,397	70%	$2,894,722	81%
Correspondent Bulk	46,222	2	280,856	8
Retail	554,315	28	414,618	11
Total	$1,960,934	100%	$3,590,196	100%

Year to Date Funding Days	105		104
Average Originations Per Funding Day	$18,676		$34,521

NOVASTAR FINANCIAL, INC.

SELECTED NON-CONFORMING LOAN ORIGINATION DATA

(unaudited)

	For the Month Ended May 31, 2007
	Weighted	Weighted	Weighted
	Average	Average	Average	Percent
	Coupon	LTV	FICO	of Total
Summary by Credit Grade
660 and above	8.89%	86.4%	696	21%
620 to 659	9.37	83.0	639	25
580 to 619	9.67	79.3	599	23
540 to 579	10.00	75.1	559	19
539 and below	10.35	70.8	528	12
	9.57%	79.9%	614	100%

Summary by Program Type
2-Year Fixed	10.14%	81.3%	603	37%
2-Year Fixed 40/30	9.57	82.3	616	27
30-Year Fixed	9.12	74.6	610	18
40/30-Year Fixed	9.31	76.6	610	6
2-Year Fixed Interest-only	9.11	85.5	660	5
15-Year Fixed	8.91	71.4	617	2
Other Products	8.01	76.6	646	5
	9.57%	79.9%	614	100%
Weighted Average
Coupon Excluding MTA	9.62%

Note: The origination data on this report includes loans secured by second mortgages.